Exhibit 99.1
STONE ENERGY CORPORATION
Schedules Third Quarter 2017 Earnings Release and Conference Call
LAFAYETTE, LA. October 19, 2017
Stone Energy Corporation (NYSE:SGY) today announced it plans to report third quarter 2017 earnings results on Wednesday, November 1, 2017, after the market close. The release will provide financial and operational results, and provide production and expense guidance. The company has also scheduled a conference call on Thursday, November 2, 2017 at 9:00 a.m. Central Time to provide additional commentary.

The call will be available through a live webcast link located in the Investor Center section of the company’s website at www.StoneEnergy.com. The call will also be accessible by dialing (844) 632-7353 and requesting the “Stone Energy Call” approximately ten minutes before the scheduled start time. If unable to participate in the original call, a webcast replay will be available three hours after the call through a link in the Investor Center section of the company’s website.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana with an additional office in New Orleans. Stone is engaged in the acquisition, exploration, development, and production of properties in the Gulf of Mexico basin. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com